Exhibit 99.1
Part I
Item 1. Business

Note: The information contained in this Item has been updated for the changes made to our segment performance measures during the first quarter of 2020 as discussed in the recasted audited consolidated financial statements and notes thereto in Exhibit 99.3 included elsewhere in this Form 8-K which updates our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”). This Item has not been updated for any other changes since the filing of the 2019 Form 10-K. For developments subsequent to the filing of the 2019 Form 10-K, refer to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

Capitalize on our Growing Laboratory Segment
Our laboratory services offering is focused on the high-growth, innovative segment of laboratory services through its diverse range of high-value, advanced testing services. As an example, we have developed a significant and growing number of assays to address the testing needs of gene therapy. Our Laboratory Services segment represents approximately 16.8% of our 2019 total segment revenue and increased approximately 19.6% for the year ended December 31, 2019 as compared to the same period in 2018. It also affords us significant operating leverage and diversification, and provides higher backlog visibility and related conversion rates. Our Laboratory Services segment allows us to provide integrated offerings to customers that need both clinical development and laboratory services.

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